Exhibit 10.2
PROMISSORY NOTE

FOR VALUE RECEIVED, Tailwind Financial Inc. ( the “Payor” ) hereby acknowledges itself indebted and promises to pay to or to the order of Parkwood Holdings Ltd. ( the “Payee” ), the principal sum of One Hundred Thousand Dollars ($100,000.00) ( the “Principal Amount” ), in lawful currency of the United States in accordance with the terms of this promissory note ( the “Note” ).

I.   TERM

Subject to the provisions set out below, the undersigned shall repay the Principal Amount to the Payee on demand.

II.   INTEREST

No interest shall accrue or be payable upon the Principal Amount.

III.   PLACE OF PAYMENT

All payments made under this Note shall be paid by the Payor as directed in writing by the Payee.

IV.   ASSIGNMENT

The Payor shall not be permitted to assign this Note, in whole or in part, without the prior written consent of the Payee.

V.   GOVERNING LAW

This Note shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of Ontario and the laws of Canada applicable herein.

VI.   SUCCESSORS AND ASSIGNS

This Note shall be binding upon the successors and permitted assigns of the Payor.

DATED AT TORONTO, this 26 th day of November, 2008.

TAILWIND FINANCIAL, INC.

Per:	/s/ Andrew A. McKay
Andrew A. McKay Chief Executive Officer

PARKWOOD HOLDINGS LTD.

Per:	/s/ Andrew A. McKay
Andrew A. McKay President